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                                                               EXHIBIT 23.6

RYDER SCOTT COMPANY

PETROLEUM ENGINEERS
                                                        FAX: (713) 651-0849

1100 Louisian_Suitea380_Houston,0Texas 77002-521_Telephone:8(713) 651-9191

To the Board of Directors
Nuevo Energy Company:

  We consent to the references to our firm under the heading "Experts" in the Prospectus constituting a part of Nuevo Energy Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 15, 1996.

                                          /s/

                                              Ryder Scott Company Petroleum
                                                      Engineers

                                             ______________________________
                                             RYDER SCOTT COMPANY

                                             PETROLEUM ENGINEERS


November 15, 1996